Exhibit 23.3

Idaho General Mines, Inc.

10 North Post St., Suite 610

Spokane, WA  99201

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Form S-3 of Idaho General Mines, Inc. of the information in our reports referenced in the documents incorporated by reference herein and to our firm as an expert under the heading “Experts” in this Registration Statement, and concur with the summary of such reports incorporated by reference in this Registration Statement.

INDEPENDENT MINING CONSULTANTS, INC.
	By:	/s/ John M. Marek
	Name:	John M. Marek
	Title:	President
Dated: May 14, 2007